    As filed with the Securities and Exchange Commission on August 17, 1995
                                            REGISTRATION NO. 33-________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             --------------------

                        MARINE DRILLING COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

                 TEXAS                                        74-2558926
     (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

                    ONE SUGAR CREEK CENTER BLVD., SUITE 600
                         SUGAR LAND, TEXAS  77478-3556
                                 (713) 243-3000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             --------------------

                      MARINE DRILLING COMPANIES, INC. 1995
                          NON-EMPLOYEE DIRECTORS' PLAN
                            (Full title of the plan)


                               WILLIAM H. FLORES
                    ONE SUGAR CREEK CENTER BLVD., SUITE 600
                         SUGAR LAND, TEXAS  77478-3556
                                 (713) 243-3000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             --------------------

                Copy to:         SCOTT N. WULFE
                             VINSON & ELKINS L.L.P.
                             2500 FIRST CITY TOWER
                           HOUSTON, TEXAS  77002-6760

                             --------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                              PROPOSED          PROPOSED
                                                              MAXIMUM           MAXIMUM         AMOUNT OF
                                          AMOUNT TO BE     OFFERING PRICE      AGGREGATE       REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED       REGISTERED        PER SHARE*      OFFERING PRICE*       FEE
------------------------------------------------------------------------------------------------------------
     Common Stock, $.01 par value            350,000           $3.56         $1,246,000.00       $429.66
============================================================================================================

* Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h) based upon the average of the high and low prices reported on the Nasdaq Stock Market on August 8, 1995



                        Exhibit Index begins on page 6.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Marine Drilling Companies, Inc., a Texas corporation, (the "Company"), are incorporated hereby by reference and made a part hereof:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

         (b)     Current Report on Form 8-K dated February 23, 1995.

         (c)     Current Report on Form 8-K dated June 29, 1995.

         (d)     Quarterly Report on Form 10-Q for the quarter ended March 31,
                 1995.

         (e) Description of the Common Stock contained in the Registration Statement on Form 8-B filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on February 14, 1990, as amended by Form 8 filed pursuant to the Exchange Act on November 9, 1992.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to the Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. A director or officer may be indemnified only if it is determined that the person (a) conducted himself in good faith; (b) reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests; and (ii) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

         The Company's Restated Articles of Incorporation contain provisions eliminating or limiting liabilities of directors for breaches of their duty of care. The Company's Bylaws provide for indemnification of officers and directors of the Company and persons serving at the request of the Company in such capacities for other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their positions with the Company or such other business organizations. The Company may have, from time to time, policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

         As representatives of Warburg, Pincus Capital Company, L.P. ("Warburg") to the Registrant's Board of Directors, Messrs. Newman and Libowitz are indemnified by Warburg against certain liabilities Messrs. Newman and Libowitz may incur as a result of their serving as directors of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

*  4.1   Marine Drilling Companies, Inc. 1995 Non-Employee Directors' Plan.

*  4.2   Form of Nonstatutory Stock Option Agreement.

   4.3 Restated Articles of Incorporation of Marine Drilling Companies, Inc. (Incorporated by reference to Exhibit 28.17 to the Current Report on Form 8-K of the Registrant dated October 30, 1992.)

   4.4 Amended and Restated Bylaws of Marine Drilling Companies, Inc. (Incorporated by reference to Exhibit 28.18 to the Current Report on Form 8-K of the Registrant dated October 30, 1992.)

*  5.1   Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

*  23.1  Consent of Independent Certified Public Accountants.

   23.2  Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1*).

*  24.1  Powers of attorney.

--------------------
*  Filed herewith.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act, unless such information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless such information is contained in periodic reports filed by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SUGAR LAND, STATE OF TEXAS, ON THIS 16TH DAY OF AUGUST 1995.

                                        MARINE DRILLING COMPANIES, INC.


                                        By         William O. Keyes
                                          -----------------------------------
                                                   William O. Keyes
                                                      President

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

           Signature                                  Title                                   Date
           ---------                                  -----                                   ----
         William O. Keyes                Chairman of the Board, President               August 16, 1995
--------------------------------           and Chief Executive Officer
         William O. Keyes                 (Principal Executive Officer)


        William H. Flores                  Senior Vice President, Chief                 August 16, 1995
--------------------------------         Financial Officer and Director
        William H. Flores                 (Principal Financial Officer)


          Joan R. Smith                     Vice President, Controller                  August 16, 1995
--------------------------------                  and Secretary
          Joan R. Smith                   (Principal Accounting Officer)


       Robert L. Barbanell*                          Director                           August 16, 1995
--------------------------------
       Robert L. Barbanell


        David A. B. Brown*                           Director                           August 16, 1995
--------------------------------
        David A. B. Brown


         Howard I. Bull*                             Director                           August 16, 1995
--------------------------------
          Howard I. Bull


      Nathaniel A. Gregory*                          Director                           August 16, 1995
--------------------------------
       Nathaniel A. Gregory


        David E. Libowitz*                           Director                           August 16, 1995
--------------------------------
        David E. Libowitz


     Christopher M. Linneman*                        Director                           August 16, 1995
--------------------------------
     Christopher M. Linneman


        Howard H. Newman*                            Director                           August 16, 1995
--------------------------------
         Howard H. Newman


* By     William H. Flores
    ----------------------------
         William H. Flores
         Attorney-in-Fact

Date:  August 16, 1995

                               INDEX TO EXHIBITS



 EXHIBIT
 NUMBER                           EXHIBITS
 -------                          --------
   4.1               Marine Drilling Companies, Inc. 1995 Non-Employee
                     Directors' Plan.

   4.2               Form of Nonstatutory Stock Option Agreement.

   5.1 Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

  23.1               Consent of Independent Certified Public Accountants.

  23.2               Consent of Vinson & Elkins L.L.P. (contained in
                     Exhibit 5.1 above).

  24.1               Powers of attorney.